ADVISORONE FUNDS

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a Trustee  or officer of AdvisorOne Funds, a Delaware Business Trust (the “Trust”), does hereby constitute and appoint Brian Nielsen and JoAnn Strasser, and each of them, his true and lawful attorney and agent, with the power and authority to sign on behalf of the Trust and the undersigned, the name of the undersigned as Trustee or an officer of the Trust to any Proxy Statement or Registration Statement on Form N-14, or to any amendment thereto, filed with the Securities and Exchange Commission with respect to the shares of beneficial interest of the Trust and to any instrument or document filed as part of, as an exhibit to, or in connection with any such Proxy Statement or Registration Statement, or any amendment thereto.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 18, 2011.

/s/ Michael Miola

/s/ Gary Lanzen

Michael Miola

Gary Lanzen

/s/ Anthony J. Hertl

/s/ Andrew Rogers

Anthony J. Hertl

Andrew Rogers

/s/ W. Patrick Clarke

W. Patrick Clarke